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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                     Date of Report (Date of earliest event
                           Reported) November 30, 1998


         FINANCIAL ASSET SECURITIES CORP., (as depositor under the Trust Agreement, dated as of November 1, 1998, relating to the City Capital Home Loan Trust 1998-4, Asset Backed Notes, Series 1998-4).

                        FINANCIAL ASSET SECURITIES CORP.
             (Exact name of registrant as specified in its charter)


              Delaware                333-44067             06-1442101
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(State or Other Jurisdiction of     (Commission           (I.R.S. Employer
        Incorporation)              File Number)        Identification No.)


600 Steamboat Road
Greenwich, Connecticut                                         06830
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(Address of Principal                                        (Zip Code)
 Executive Offices)



Registrant's telephone number, including area code (203) 622-2700

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Item 5.  Other Events.

     On November 30, 1998, City Capital Home Loan Trust 1998-4 (the "Trust"), a Delaware statutory business trust, for which Financial Asset Securities Corp. (the "Company") acting as depositor, issued $168,173,000 Class A Asset-Backed Notes, Series 1998-4 (the "Notes").

     In connection with the offering of the Notes, the Company entered into a Deposit Trust Agreement dated as of November 1, 1998 (the "Trust Agreement"), among the Company, as depositor, Wilmington Trust Company, as owner trustee, Norwest Bank Minnesota, National Association ("Norwest"), as trust paying agent, and City National Bank of West Virginia, as servicer. The Trust entered into an Indenture dated as of November 1, 1998 (the "Indenture") between the Trust, as issuer, and Norwest, as indenture trustee and as administrator and custodian.

     In connection with the offering of the Notes, the Company is filing herewith as Exhibits, the Trust Agreement, the Indenture and additional material contracts in connection with such offering.



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Item 7.  Financial Statements, Pro Forma Financial

                  Information and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibit:

           4.1    Indenture dated as of November 1, 1998.

10.1     Deposit Trust Agreement dated as of November 1, 1998.

10.2     Home Loan Sale Agreement made as of November 1, 1998.

10.3     Servicing Agreement dated as of November 1, 1998.

10.4     Financial Guaranty Insurance Policy dated November 30, 1998.


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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FINANCIAL ASSET SECURITIES CORP.



                                     By: /s/ John Paul Graham
                                         -------------------------
                                         Name:    John Paul Graham
                                         Title:   Vice President


Dated:  November 30, 1998


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Exhibit Index

Exhibit                                                                    Page

 4.1   Indenture dated as of November 1, 1998.
10.1   Deposit Trust Agreement dated as of November 1, 1998.
10.2   Home Loan Sale Agreement made as of November 1, 1998.
10.3   Servicing Agreement dated as of November 1, 1998.
10.4   Financial Guaranty Insurance Policy dated November 30, 1998.